Exhibit 10.5

                                    Sublease

         This Sublease (this "Sublease") is entered into as of the ______ day of ____________ 2004, by and between Parkervision, Inc., a Florida corporation ("Sublandlord"), and THOMSON BROADCAST & MEDIA SOLUTIONS, INC. ("Subtenant").

                                    RECITALS

         Whereas, pursuant to that certain Office Lease dated as of March 1, 1992, as amended on each of December 29, 1995, April 12, 1996, February 28, 1997 and February 28, 2002, by and between Jeffrey Parker and Barbara Parker (together, the "Prime Landlord"), as landlord, and Sublandlord, as tenant (the "Prime Lease"), a copy of which is attached hereto as Exhibit A, Sublandlord leases from Prime Landlord certain premises (the "Premises") located in the building commonly known as 8493 Baymeadows Way, Jacksonville, Florida 32256 (the "Building"), as more fully described in the Prime Lease;

         Whereas, Subtenant is a party to that certain Asset Purchase Agreement with Sublandlord and certain other parties, dated as of even date herewith (the "Purchase Agreement"); and

         Whereas, Subtenant desires to sublease a certain portion of the Premises comprised of seven thousand six hundred thirty (7,630) square feet and more particularly shown on the floor plan attached hereto as Exhibit B (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased
Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

         Now, Therefore, in consideration of the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and subleases from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

                                    AGREEMENT

1.       Defined Terms

         All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease; all terms defined in the Purchase Agreement and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Purchase Agreement.

2.       Term

         The term of this Sublease (the "Sublease Term") shall commence on the Closing (the "Sublease Term Commencement Date"), and shall terminate on the six-month anniversary of the Closing, unless Subtenant provides written notice of early termination at its election ("Early Termination Election"), in which case this Sublease shall terminate thirty (30) days after such notice is provided to Sublandlord.

3.       Delivery

         On the date of Closing, Sublandlord shall deliver to Subtenant the Subleased Premises in good condition and repair and with all equipment relating to the Business delivered to the Sublease Premises and installed as necessary and proper. Subtenant shall have the right to use all fixtures, furniture and equipment located within the Subleased Premises as of the date of Closing (collectively, the "Equipment"), which Equipment shall include, without


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limitation, a standalone phone system with at least eight (8) independent lines, a dedicated switch and a voice mail system and related telephone equipment. Within ten (10) days following the Closing, Sublandlord shall install, at Sublandlord's sole cost and expense, one (1) door separating the Subleased Premises from the remainder of the Building, in the location shown on Exhibit C attached hereto, in accordance with applicable Legal Requirements.

4.       Basic Rent

         Subtenant shall pay to Sublandlord, in advance, monthly, without withholding, offset or reduction, an amount equal to Twelve Thousand Four Hundred Forty-Five Dollars ($12,445.00) ("Rent") with respect to the Subleased Premises. Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Rent shall be inclusive of all costs of utilities, maintenance, repair, sales tax, real property taxes, use of the Equipment (excluding charges for local and long distance telephone service, payment for which shall be governed by the terms of the Transition Services Agreement), and other office services.

5.       Use

         The Subleased Premises shall be used for the purpose of and as necessary to conduct the Business as contemplated hereunder and under the other Transaction Agreements.

6.       Prime Lease

         This Sublease is subject and subordinate to the Prime Lease and Sublandlord conveys, and Subtenant takes, no greater rights hereunder than those accorded to or taken by Sublandlord as tenant under the terms of the Prime Lease during the Term. Except as otherwise expressly provided herein, or except as may be inapplicable or inconsistent with the other provisions hereof, all of the terms and provisions in the Prime Lease are incorporated herein by reference as if set forth herein in full and shall be applicable to this Sublease with the same force and effect as if Sublandlord were the landlord under the Prime Lease and Subtenant were the tenant thereunder. Except as otherwise expressly provided herein, Subtenant covenants with Sublandlord to fully and faithfully perform all of Sublandlord's obligations, covenants and conditions under the Prime Lease to be paid, performed and observed with respect to the Subleased Premises from and after the Sublease Term Commencement Date, and Sublandlord covenants with Subtenant to use reasonable best efforts to cause Prime Landlord to fully and faithfully perform all of Prime Landlord's obligations, covenants and conditions under the Prime Lease to be paid, performed and observed with respect to the Subleased Premises from and after the Sublease Term Commencement Date. Sublandlord agrees to promptly provide Subtenant with a copy of any default notice received by Sublandlord from Prime Landlord. If the Prime Lease gives Sublandlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the building or project of which the Subleased Premises are a part, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder.

7.       Subtenant's Covenants

         Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and


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the applicable  provisions of the Prime Lease, as modified by this Sublease,  in all respects. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the period specified in the Prime Lease for curing such default, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all reasonable such actions as Sublandlord deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as additional rent under this Sublease.

8.       Sublandlord's Covenants

         Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord under the Prime Lease. Sublandlord will use reasonable best efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Sublandlord shall not materially amend or modify the Prime Lease in pertinent part without the prior written consent of Subtenant. At Closing, Sublandlord shall deliver to Subtenant Prime Landlord's written consent to this Sublease in form and substance reasonably acceptable to Subtenant.

9.       Assignment and Subletting

         Subtenant may assign this Sublease or sublet the Subleased Premises in whole or in part without Sublandlord's consent; provided such assignment is in connection with a transfer of the Business or Acquired Assets or a significant portion thereof, or a transfer of all or substantially all of the assets of Subtenant.

10.      Holdover

         If Subtenant holds over and remains in possession of the Subleased Premises or any part thereof following the expiration of the Sublease Term or the sooner termination of the Sublease Term under this Sublease, Subtenant shall be deemed to hold the Subleased Premises as a tenant at sufferance, subject to all of the terms, conditions and covenants of this Sublease and the Prime Lease (both of which shall be applicable during the holdover period).

11.      Parking; common Areas; ACCESS

         Subtenant shall be entitled to use, at no additional charge, any and all parking spaces located on the south side of the Building. Subtenant shall have its own access from outside the Building into the Subleased Premises. Subtenant also shall be entitled to use all common areas at no additional charge, on an unassigned and non-exclusive basis. Sublandlord shall, at Sublandlord's cost, re-program the existing access card system so that only Subtenant and Subtenant's employees shall have access to the Subleased Premises.

12.      Insurance

         Notwithstanding anything in this Sublease or the Prime Lease to the contrary, Subtenant shall maintain commercial general liability insurance applicable to the Subleased Premises in a total amount of not less than Four Million Dollars ($4,000,000.00), which can be provided in the form of primary

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and umbrella  coverage,  with not less than One Million Dollars  ($1,000,000.00)
per occurrence being provided under the primary policy and not less than Three Million Dollars ($3,000,000.00) occurrence/aggregate being provided under the umbrella policy. Subtenant shall deliver to Sublandlord certificates which evidence such insurance prior to the Sublease Term Commencement Date, and thereafter as required under the Prime Lease, and shall name in all such insurance policies both the Prime Landlord and Sublandlord as additional insureds thereunder.

13. Miscellaneous

         (a) Purchase Agreement Terms. Sections 12.1 through 12.16 of the Purchase Agreement are hereby incorporated herein by this reference; provided that (i) references to "Agreement," "hereto," "hereunder," and similar references in such sections shall pertain to this Agreement; (ii) the Purchase Agreement (for the avoidance of doubt) shall be considered a Transaction
Agreement; and (iii) references to "Purchasers" shall be deemed to be Lead Purchaser.

         (b) Estoppel  Certificates.  Subtenant  agrees to furnish within twenty
(20) days after written request therefor by Sublandlord, or sooner if required by the Prime Lease, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

         (c) Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

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         In Witness  Whereof,  the parties  have  executed  this  Sublease as an instrument under seal as of the date first written above.

Sublandlord:

Parkervision, Inc., a Florida corporation

By: __________________________________________________________

Name: ________________________________________________________

Title: _______________________________________________________
Subtenant:

Thomson broadcast & media solutions, inc., a Delaware corporation

By: __________________________________________________________

Name: ________________________________________________________

Title: _______________________________________________________



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                                    Exhibit A

                                   Prime Lease

                                  See Attached



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                                    EXhibit B

                        Floor Plan of Subleased Premises

                                  See Attached




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                                    EXhibit C

                                location of door

                                  See Attached




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